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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

                                            Contact:
                                            Edward P. Nordberg, Jr., CFO
                                            HealthCare Financial Partners, Inc.
                                            (301) 961-1640



                         HEALTHCARE FINANCIAL PARTNERS
                         REPORTS FIRST QUARTER RESULTS

              Per Share Earnings Up 32.4% From First Quarter 1998


     CHEVY CHASE, MD, April 20, 1999--HealthCare Financial Partners, Inc. (NYSE:HCF), a commercial finance company providing financing to healthcare companies, today reported revenues and earnings for the first quarter ended March 31, 1999.

     For the first quarter of 1999, fee and interest income from finance receivables (revenue) was $17,276,000 compared to $12,305,000 for the first quarter of 1998, a 40.4% increase. Net income was $6,140,000 compared to $3,621,000 last year, a 69.6% increase. Diluted earnings per share were 45 cents compared to 34 cents for the first quarter of 1998.

     In addition, HCF ended March 1999 with approximately $480 million in finance receivables, up from $437 million at December 31, 1998.

     HealthCare Financial Partners also announced today that it has entered into an agreement with Heller Financial, Inc. providing for the acquisition of HCF by Heller, subject to the approval of HCF shareholders and certain other conditions. Goldman Sachs & Co. acted as the
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exclusive financial advisor to HCF in this transaction. In light of the agreement with Heller, HCF has cancelled the previously scheduled conference call which was to be held on April 20, 1999 to discuss its first quarter results and has postponed its annual stockholder meeting. A special meeting of stockholders will be scheduled at a later date to vote upon the Heller transaction. HealthCare Financial Partners REIT, Inc. will not be acquired by Heller.

     HealthCare Financial Partners, Inc. is a commercial finance company providing financing and related services to healthcare providers.
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
Statements of Income
                                                                                                  For the quarter ended
                                                                                                        March 31,
                                                                                                --------------------------
                                                                                                    1999          1998
                                                                                                 -----------   -----------
Fee and interest income
 Fee and interest income from finance receivables............................................... $17,275,634   $12,304,780
 Other interest income..........................................................................     284,729       187,176
                                                                                                 -----------   -----------
       Total fee and interest income............................................................  17,560,363    12,491,956

Interest expense................................................................................   4,370,059     3,800,254
                                                                                                 -----------   -----------
       Net fee and interest income..............................................................  13,190,304     8,691,702
Provision for losses on receivables.............................................................     862,150       651,014
                                                                                                 -----------    ----------
       Net fee and interest income after provision
         for losses on receivables..............................................................  12,328,154     8,040,688

Other operating income
       Commissions on REIT originations.........................................................     987,500
       Asset management income..................................................................      60,000
       Consulting income........................................................................     114,147       118,050
                                                                                                 -----------    ----------
       Total other operating income.............................................................   1,161,647       118,050
                                                                                                 -----------    ----------
       Total operating income...................................................................  13,489,801     8,158,738

Operating expenses..............................................................................   3,889,845     2,613,657

Other income....................................................................................     553,179       516,252
                                                                                                  ----------    ----------
Reit management income..........................................................................                        -
Reit management expense.........................................................................
                                                                                                  ----------    ----------
Income before income taxes......................................................................  10,153,135     6,061,333

Income taxes....................................................................................   4,013,081     2,440,771
                                                                                                 -----------    ----------
Net income...................................................................................... $ 6,140,054   $ 3,620,562
                                                                                                 ===========   ===========
Basic earnings per share........................................................................ $      0.46   $      0.35
Basic weighted average shares outstanding.......................................................  13,419,709    10,283,279
Diluted earnings per share......................................................................       $0.45         $0.34
Diluted weighted average shares
 outstanding....................................................................................  13,675,790    10,668,910

Balance Sheet Data
                                                                                                      As of         As of
                                                                                                    March 31,     March 31,
                                                                                                       1999          1998
                                                                                                  ------------- -------------
Total assets.................................................................................... $  534,676,055 $329,078,095
Net finance receivables.........................................................................    468,851,893  295,483,183
Client holdbacks................................................................................      4,436,788    5,862,486
Line of Credit..................................................................................     20,091,218   19,384,923
Commercial paper facility.......................................................................    128,207,727   19,126,743
CP conduit facility.............................................................................     69,965,000
Warehouse facility..............................................................................     42,874,427   44,767,800
Total liabilities...............................................................................    280,766,759   99,232,640
Stockholders' equity............................................................................    253,909,296  229,845,455

Other Data

Number of loans to
 clients........................................................................................            240          234
Number of clients being provided financing at period end (1)....................................            209          206
Allowance for losses on receivables as a percentage of finance receivables......................            1.5%         1.1%
Yield on finance receivables (2)(3).............................................................           15.2%        17.1%
Efficiency ratio (4)............................................................................           20.8%        20.7%

(1) Includes 64 and 80 clients who are affiliates of one or more other clients at March 31, 1999 and 1998, respectively
(2) Fee and interest income divided by monthly average finance receivables
(3) Calculated on an annualized basis
(4) Year to date operating expenses divided by total fee and interest income on finance receivables plus other operating income